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                                                                     EXHIBIT 5.1

                                  LAW OFFICES
                     HONIGMAN MILLER SCHWARTZ AND COHN LLP
                          2290 FIRST NATIONAL BUILDING
                              660 WOODWARD AVENUE
                          DETROIT, MICHIGAN 48226-3583
                               FAX (313) 465-8000


                                                               LANSING, MICHIGAN

TELEPHONE: (313) 465-7000
FAX: (313) 465-8000
www.honigman.com



                                November 1, 2001


Handleman Company
500 Kirts Boulevard
Troy, Michigan  48084-4142

Ladies and Gentlemen:

         We have represented Handleman Company, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 1,600,000 of the Company's common shares, par value $.01 per share (the "Common Shares"), to be issued pursuant to the Handleman Company 2001 Stock Option and Incentive Plan (the "Plan").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that (1) the Common Shares to be offered by the Company under the Plan pursuant to the Registration Statement have been duly authorized and, (2) when issued and sold by the Company in accordance with the Plan and the stock options granted thereunder, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Honigman Miller Schwartz and Cohn LLP
                                       HONIGMAN MILLER SCHWARTZ AND COHN LLP

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